Exhibit 8.1

                    Venable, Baetjer and Howard, LLP
                  1800 Mercantile Bank & Trust Building
                             2 Hopkins Plaza
                           Baltimore, MD 21201

                            December 21, 1998



TSI TelSys Corporation
7100 Columbia Gateway Drive
Columbia, MD  21046


     Re:  Registration Statement on Form S-4 relating to
        9,754,202 SHARES OF THE COMMON STOCK OF TSI TELSYS
CORPORATION

Ladies and Gentlemen:

     We  have acted as United States counsel to TSI TelSys
Corporation, a
New Brunswick business corporation (the "Company"), in connection with the continuance or domestication of the Company as a corporation (the
"Continuance") under the Delaware General Corporation Law (the "DGCL"), the simultaneous discontinuance of the Company as a corporation under the
New Brunswick Business Corporations Act (the "NBBCA") and the deemed issuance, in connection therewith, of up to 9,754,202 shares (the
"Shares") of the common stock, par value $.01 per share, of the Company, as described in the Registration Statement on Form S-4 of the Company (as the same may be amended from time to time, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Act of 1933 (the "Act").

     In connection with the formulation of this opinion, we have examined
or are otherwise  familiar with the Registration Statement and such other
documents as we have  deemed  necessary or appropriate as a basis for our
opinion.   In  our  examination,  we  have  assumed  without
independent
verification the genuineness of all  signatures,  the authenticity of all
documents  submitted  to  us  as  originals, the conformity  to original
documents of all documents submitted  to  us  as certified or photostatic
copies and the authenticity of the originals of  such  copies.  As to any
facts material to this opinion that we did not independently establish or
verify,  we  have  relied  solely upon statements and
representations  of
officers and other representatives  of  the  Company.   In
addition, this
opinion is subject to the receipt by counsel of certain written representations of TSI, dated as of the date hereof.

     Based upon and subject to the foregoing, the discussion
contained in
the  Proxy  Statement/Prospectus  included  as  part  of the
Registration
Statement  (the  "Prospectus") under the caption "Certain  United
States
Federal  Income  Tax   Consequences,"   except  as  otherwise
indicated,
expresses our opinion as to the material United States Federal income tax consequences applicable to TSI and certain of its shareholders.

     In  rendering  our  opinion,  we  have  considered   the
applicable
provisions  of  the  Internal Revenue Code of 1986, as amended,
Treasury
regulations  promulgated   thereunder,  pertinent  judicial
authorities,
interpretive rulings of the  Internal  Revenue  Service  and  such other
authorities  as  we  have  considered  relevant.  It should be noted that
statutes,    regulations,   judicial   decisions    and
administrative
interpretations   are  subject  to  change  at  any  time  and,
in  some
circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions. In addition, there can be no assurance that the Internal Revenue Service will not take a position contrary to our conclusions.

     This opinion is furnished to you  solely  for use in
connection with
the  Registration  Statement  and  is  strictly limited  to  the matters
expressly  set  forth  herein and no statements  or  opinions should  be
inferred beyond such matters.  We  assume  no  obligation  to update the
opinion  set  forth  herein.   We  hereby  consent  to the filing
of this
opinion as an exhibit to the Registration Statement and  to the reference
to  Venable,  Baetjer  &  Howard, LLP under the heading "Certain
Federal
Income  Tax  Consequences"  in   the   Registration   Statement
and  the
Prospectus.


                         Very truly yours,

                           /s/ VENABLE, BAETJER and HOWARD, LLP